Exhibit 99.1

Perella Weinberg Partners Reports Full Year and Fourth Quarter 2021 Results;
Announces Share Repurchase Authorization

•Record Full Year 2021 Revenues of $801.7 million, Up 54% from the Same Period of 2020; Fourth Quarter 2021 Revenues of $198.9 million, Up 5% from the Same Period of 2020
•GAAP Operating Income (Loss) Margin of 8.3% for the Full Year 2021 and (0.3%) for the Fourth Quarter 2021; Adjusted Operating Income Margin of 21.8% for the Full Year 2021 and 22.6% for the Fourth Quarter 2021
•GAAP Net Income (Loss) of $4.0 Million for the Full Year 2021 and $(18.0) Million for the Fourth Quarter 2021; Adjusted Net Income of $160.5 Million for the Full Year 2021 and $38.4 Million for the Fourth Quarter 2021
•Continue to Expand Coverage and Expertise from a Sector, Product, and Geography Standpoint to Support Strategic Growth
◦Added Ten Partners in 2021 Through Internal Promotions and External Hires
◦Promoted Three Managing Directors to Advisory Partners Effective January 1, 2022 and an Additional Partner Joined the Firm Early in 2022
◦Encouraged by Strong Pipeline of Internal and External Senior Level Talent
•No Outstanding Indebtedness; Maintains Strong Balance Sheet
•Announced Repurchase Authorization of $100 Million
•Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, February 17, 2022 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the full year and fourth quarter ended December 31, 2021. The firm reported record revenues of $801.7 million for the year ended December 31, 2021, compared with $519.0 million for the year ended 2020. GAAP net income and adjusted net income were $4.0 million and $160.5 million for the year ended December 31, 2021, respectively, compared with GAAP net loss and adjusted net income of $(24.3) million and $34.6 million for the year ended December 31, 2020. GAAP diluted earnings (loss) per Class A share was $(0.66) for the year ended December 31, 2021. All net income prior to the closing of the business combination with FinTech Acquisition Corp. IV on June 24, 2021 (the “Business Combination”) is allocated to GAAP net income attributable to non-controlling interests and excluded from the earnings per share calculation. Adjusted net income per share has not been presented for the year ended December 31, 2021 as it is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.
The Firm reported fourth quarter revenues of $198.9 million for the three months ended December 31, 2021 compared with $189.1 million for the three months ended December 31, 2020. GAAP net loss and adjusted net income were $(18.0) million and $38.4 million, respectively, for the three months ended December 31, 2021, compared with GAAP net income of $2.9 million and adjusted net income of $20.6 million for the three months ended December 31, 2020. GAAP diluted net income (loss) per Class A share and adjusted diluted, if-converted net income per Class A share were $(0.26) and $0.33, respectively, for the three months ended December 31, 2021.

“PWP’s record 2021 results were driven by a broad-based rise in M&A activity levels across our industries and geographies. Our strong performance benefited from our historical investment in the business, which we saw play out in our increased scale and in our balanced and diversified revenue contribution. We continue to invest in the platform to support our strategic growth and the build-out of our franchises around the world. Our public listing has accentuated our attention on building long term shareholder value through providing first class advice to clients, adding and developing exceptional talent, demonstrating margin discipline and returning capital to shareholders. As such, this morning we announced the adoption of a $100 million share repurchase plan which underscores the confidence which we have in our business and our ongoing commitment to delivering value to PWP’s shareholders,” stated Peter Weinberg, Chief Executive Officer.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Year Ended December 31,
	2021	2020	2021	2020
Revenues	$801,662	$518,986	$801,662	$518,986
Operating expenses
Total compensation and benefits	600,694	399,147	504,257	365,618
Non-compensation expenses	134,384	134,435	122,973	113,024
Operating income (loss)	66,584	(14,596)	174,432	40,344
Total non-operating income (expenses)	(43,634)	(6,293)	2,758	(2,329)
Income (loss) before provision for income taxes	22,950	(20,889)	177,190	38,015
Income tax benefit (expense)	(18,927)	(3,453)	(16,654)	(3,453)
Net income (loss)	$4,023	$(24,342)	$160,536	$34,562
Net income (loss) attributable to non-controlling interests	13,444
Net income (loss) attributable to Perella Weinberg Partners	$(9,421)
Net income (loss)			$160,536
Less: Adjusted income tax benefit (expense)			NM
Add: If-converted tax impact			NM
Adjusted if-converted net income (loss)			NM
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.22)
Diluted	$(0.66)
Diluted, If-Converted (2)			NM
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,595,712
Diluted	92,749,911

(1)Represents net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from June 24, 2021 through December 31, 2021, the period following the Business Combination.

(2)Adjusted net income (loss) per Class A share—Diluted, If Converted for the year ended December 31, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Three Months Ended December 31,
	2021	2020	2021	2020
Revenues	$198,913	$189,145	$198,913	$189,145
Operating expenses
Total compensation and benefits	162,226	151,113	118,497	136,068
Non-compensation expenses	37,306	29,864	35,382	28,219
Operating income (loss)	(619)	8,168	45,034	24,858
Total non-operating income (expenses)	(1,171)	(4,317)	1,706	(3,301)
Income (loss) before provision for income taxes	(1,790)	3,851	46,740	21,557
Income tax benefit (expense)	(16,232)	(935)	(8,372)	(935)
Net income (loss)	$(18,022)	$2,916	$38,368	$20,622
Net income (loss) attributable to non-controlling interests	(17,624)
Net income (loss) attributable to Perella Weinberg Partners	$(398)
Net income (loss)			$38,368
Less: Adjusted income tax benefit (expense)			8,372
Add: If-converted tax impact			(15,502)
Adjusted if-converted net income (loss)			$31,238
Net income (loss) per share attributable to Class A common shareholders
Basic	$(0.01)
Diluted	$(0.26)
Diluted, If-Converted			$0.33
Weighted-average shares of Class A common stock outstanding
Basic	42,591,146
Diluted	92,745,345		94,293,814

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the year ended December 31, 2021, revenues were $801.7 million, compared with $519.0 million for 2020, an increase of 54%. For the fourth quarter 2021, revenues were $198.9 million, an increase of 5% from $189.1 million for the fourth quarter 2020. The period-over-period growth, for both the full year and the fourth quarter reflects high levels of activity across several service lines, sectors and geographies. The increase in revenues for the full year period can be attributed to both an increase in the number of advisory transaction completions and the average fee size per client, particularly in mergers and acquisitions advice, as compared to the same period in 2020. The increase in revenues for the fourth quarter 2021 was driven by an increase in average fee size per client as compared to the fourth quarter 2020. The increase in revenues for both the full year and fourth quarter was partially offset by a reduction in restructuring and liability management fees as compared to the prior year.

Expenses

	U.S. GAAP		Adjusted
(Dollars in thousands)	Year Ended December 31,
	2021	2020	2021	2020

Total compensation and benefits	$600,694	$399,147	$504,257	$365,618
% of Revenues	75%	77%	63%	70%
Non-compensation expenses	$134,384	$134,435	$122,973	$113,024
% of Revenues	17%	26%	15%	22%

GAAP total compensation and benefits were $600.7 million for the year ended December 31, 2021, compared to $399.1 million for the year ended December 31, 2020. Adjusted total compensation and benefits were $504.3 million for the year ended December 31, 2021, compared to $365.6 million for the year ended December 31, 2020. The increase in GAAP total compensation and benefits was primarily attributable to both a larger bonus accrual associated with the increase in revenue as well as increased equity-based compensation related to PWP’s transition to becoming a publicly-traded company in June 2021. Our GAAP compensation expense includes equity-based compensation expense related to the amortization of transaction-related restricted-stock units (“RSUs”) as well as the amortization of certain partnership units that were granted in connection with the Business Combination which has no economic impact on PWP. The additional equity-based compensation and additional bonus accrual associated with the increase in revenue was partially offset by a lower compensation margin as compared to the prior year period. The increase in adjusted total compensation and benefits for the year ended December 31, 2021 compared to the prior period was primarily attributable to higher revenues despite a lower adjusted compensation margin compared to the prior year period.

GAAP non-compensation expenses were $134.4 million for the year ended December 31, 2021, compared with $134.4 million for the year ended December 31, 2020. Adjusted non-compensation expenses were $123.0 million for the year ended December 31, 2021, compared with $113.0 million for the year ended December 31, 2020. The nominal decrease in GAAP non-compensation expenses was primarily the result of increased professional fees in the second quarter of 2020 related to the write-off of previously deferred offering costs of $14.8 million that were expensed due to termination of an IPO process in May of 2020, which offset other increased professional fees, public company costs and technology and infrastructure initiatives in 2021. The increase in adjusted non-compensation expenses was primarily attributable to certain increased professional fees such as consulting and recruiting, increased public company costs including D&O insurance, and an increase in technology and infrastructure related to certain new initiatives.

	U.S. GAAP		Adjusted
(Dollars in thousands)	Three Months Ended December 31,
	2021	2020	2021	2020
Operating expenses
Total compensation and benefits	$162,226	$151,113	$118,497	$136,068
% of Revenues	82%	80%	60%	72%
Non-compensation expenses	$37,306	$29,864	$35,382	$28,219
% of Revenues	19%	16%	18%	15%

GAAP total compensation and benefits were $162.2 million for the fourth quarter of 2021, compared to $151.1 million for the fourth quarter of 2020. Adjusted total compensation and benefits were $118.5 million for the fourth quarter of 2021 as compared to $136.1 million for the same period a year ago. The increase in GAAP total compensation and benefits was primarily due to increased equity-based compensation related to PWP’s transition to becoming a publicly-traded company in June 2021. The additional equity-based compensation was partially offset by a lower compensation margin despite higher revenues as compared
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

to the prior year period. The decrease in adjusted total compensation and benefits in the fourth quarter of 2021 compared to the fourth quarter of 2020 was primarily attributable to a lower adjusted compensation margin despite higher revenues as compared to the prior year period.

GAAP non-compensation expenses were $37.3 million for the fourth quarter of 2021, compared with $29.9 million for the fourth quarter of 2020. Adjusted non-compensation expenses were $35.4 million for the fourth quarter of 2021, compared with $28.2 million for the same period a year ago. The increase experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by increased professional fees related to consulting and recruiting, increased public company costs including D&O insurance, and an increase in travel and related expenses as pandemic-related travel restrictions ease.

Provision for Income Taxes

As of December 31, 2021, Perella Weinberg Partners owned 45.99% of the operating partnership (PWP Holdings LP) and is subject to corporate U.S. federal and state income tax. Income earned by the operating partnership is subject to certain state, local, and foreign income taxes.

Prior to the close of the Business Combination on June 24, 2021, all of our operating income was derived from the predecessor PWP entity and was not subject to corporate U.S. income tax.

For the three months ended December 31, 2021, for purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted income before provision for income taxes was subject to an effective tax rate of 33.2%. This rate reflects the average blended rate applicable to the Company since the June 24, 2021 business combination through December 31, 2021.

Balance Sheet and Capital Management

On February 16, 2022, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million, enabling the Company to opportunistically return value to shareholders. The authorization does not require the purchase of any minimum number of shares. Based on the closing price of PWP shares as of February 16, 2022, the full authorization would currently represent approximately 20% of the Company’s outstanding Class A common stock.

PWP may purchase shares from time to time at the discretion of management through open market purchases, privately negotiated transactions, block trades, accelerated or other structured share repurchase programs, or other means. The manner, timing, pricing and amount of any transactions will be subject to the discretion of PWP and may be based upon market conditions and alternative opportunities that PWP may have for the use or investment of its capital. The Company may also from time to time establish one or more plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The repurchase program may be modified, suspended or discontinued at any time.

Since consummation of our business combination on June 24, 2021, PWP Holdings LP made $13 million in pro rata distributions to its partners including PWP, which enabled PWP to pay the quarterly dividends on its Class A common stock, repurchased $12 million in shares from the sponsor of FTIV and redeemed $10 million of common share equivalents through net settlement to satisfy the tax withholding obligations related to vested RSUs.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on March 17, 2022 to Class A common stockholders of record as of March 3, 2022.

As of December 31, 2021, PWP had $502.8 million of cash and cash equivalents and $311.5 million of accrued compensation liability. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, February 17, 2022 at 9:00 am ET to discuss PWP’s financial results for the full year and fourth quarter ended December 31, 2021.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

The conference call can also be accessed by the following dial-in information:

•Domestic: (833) 607-1668

•International: (914) 987-7880

•Conference ID: 2564409

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through March 3, 2022. To access the replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The replay pin number is 2564409. The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Additional Information

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of PWP’s website at https://investors.pwpartners.com/.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 600 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•the projected financial information, anticipated growth rate, and market opportunity of the Firm;
•the ability to maintain the listing of the Firm’s Class A common stock and warrants on Nasdaq following the Business Combination;
•our public securities’ potential liquidity and trading;
•our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;
•members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•factors relating to the business, operations and financial performance of the Firm, including:
•whether the Firm realizes all or any of the anticipated benefits from the Business Combination;
•whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;
•global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”);
•the Firm’s dependence on and ability to retain working partners and other key employees;
•the Firm’s ability to successfully identify, recruit and develop talent;
•risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;
•conditions impacting the corporate advisory industry;
•the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;
•the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;
•the ability of the Firm’s clients to pay for its services, including its restructuring clients;
•the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;
•strong competition from other financial advisory and investment banking firms;
•potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;
•the Firm’s successful formulation and execution of its business and growth strategies;
•the outcome of third-party litigation involving the Firm;
•substantial litigation risks in the financial services industry;
•cybersecurity and other operational risks;
•the Firm’s ability to expand into new markets and lines of businesses for the advisory business;
•exposure to fluctuations in foreign currency exchange rates;
•assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity;
•extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and
•the impact of the global COVID-19 pandemic on any of the foregoing risks.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021 and the other documents filed by the Firm from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com
For Perella Weinberg Partners Media: media@pwpartners.com

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$198,913	$189,145	$801,662	$518,986
Expenses
Compensation and benefits	117,168	144,782	504,364	374,332
Equity-based compensation	45,058	6,331	96,330	24,815
Total compensation and benefits	162,226	151,113	600,694	399,147
Professional fees	12,937	8,401	41,891	42,880
Technology and infrastructure	6,890	7,074	28,355	27,281
Rent and occupancy	6,338	7,156	26,406	27,958
Travel and related expenses	2,756	744	6,261	5,725
General, administrative and other expenses	4,977	2,603	16,982	15,060
Depreciation and amortization	3,408	3,886	14,489	15,531
Total expenses	199,532	180,977	735,078	533,582
Operating income (loss)	(619)	8,168	66,584	(14,596)
Non-operating income (expenses)
Related party income	2,213	2,080	7,516	9,263
Other income (expense)	(475)	(2,539)	761	185
Change in fair value of warrant liabilities	(2,839)	—	(4,897)	—
Loss on debt extinguishment	—	—	(39,408)	—
Interest expense	(70)	(3,858)	(7,606)	(15,741)
Total non-operating income (expenses)	(1,171)	(4,317)	(43,634)	(6,293)
Income (loss) before income taxes	(1,790)	3,851	22,950	(20,889)
Income tax benefit (expense)	(16,232)	(935)	(18,927)	(3,453)
Net income (loss)	(18,022)	$2,916	4,023	$(24,342)
Less: Net income (loss) attributable to non-controlling interests	(17,624)		13,444
Net income (loss) attributable to Perella Weinberg Partners	$(398)		$(9,421)
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.01)		$(0.22)
Diluted	$(0.26)		$(0.66)
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,591,146		42,595,712
Diluted	92,745,345		92,749,911

(1)For the year ended December 31, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through December 31, 2021, the period following the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total compensation and benefits—GAAP	$162,226	$151,113	$600,694	$399,147
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(21,085)	(6,331)	(51,439)	(24,815)
Public company transaction related incentives (2)	(22,644)	(8,714)	(44,998)	(8,714)
Adjusted total compensation and benefits	$118,497	$136,068	$504,257	$365,618

Non-compensation expense—GAAP	$37,306	$29,864	$134,384	$134,435
TPH business combination related expenses (3)	(1,645)	(1,645)	(6,580)	(6,580)
Delayed offering cost expense (4)	—	—	—	(14,831)
Business Combination transaction expenses (5)	(279)	—	(4,831)	—
Adjusted non-compensation expense (6)	$35,382	$28,219	$122,973	$113,024

Operating income (loss)—GAAP	$(619)	$8,168	$66,584	$(14,596)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	21,085	6,331	51,439	24,815
Public company transaction related incentives (2)	22,644	8,714	44,998	8,714
TPH business combination related expenses (3)	1,645	1,645	6,580	6,580
Delayed offering cost expense (4)	—	—	—	14,831
Business Combination transaction expenses (5)	279	—	4,831	—
Adjusted operating income (loss)	$45,034	$24,858	$174,432	$40,344

Non-operating income (expense)—GAAP	$(1,171)	$(4,317)	$(43,634)	$(6,293)
Change in fair value of warrant liabilities (7)	2,839	—	4,897	—
Loss on debt extinguishment (8)	—	—	39,408	—
Amortization of debt costs (9)	38	1,016	2,087	3,964
Adjusted non-operating income (expense)	$1,706	$(3,301)	$2,758	$(2,329)

Income (loss) before income taxes—GAAP	$(1,790)	$3,851	$22,950	$(20,889)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	21,085	6,331	51,439	24,815
Public company transaction related incentives (2)	22,644	8,714	44,998	8,714
TPH business combination related expenses (3)	1,645	1,645	6,580	6,580
Delayed offering cost expense (4)	—	—	—	14,831
Business Combination transaction expenses (5)	279	—	4,831	—
Change in fair value of warrant liabilities (7)	2,839	—	4,897	—
Loss on debt extinguishment (8)	—	—	39,408	—
Amortization of debt costs (9)	38	1,016	2,087	3,964
Adjusted income (loss) before income taxes	$46,740	$21,557	$177,190	$38,015

Income tax benefit (expense)—GAAP	$(16,232)	$(935)	$(18,927)	$(3,453)
Tax impact at effective non-GAAP tax rate (10)	7,860	—	2,273	—
Adjusted income tax benefit (expense)	$(8,372)	$(935)	$(16,654)	$(3,453)

Net income (loss)—GAAP	$(18,022)	$2,916	$4,023	$(24,342)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	21,085	6,331	51,439	24,815
Public company transaction related incentives (2)	22,644	8,714	44,998	8,714
TPH business combination related expenses (3)	1,645	1,645	6,580	6,580
Delayed offering cost expense (4)	—	—	—	14,831
Business Combination transaction expenses (5)	279	—	4,831	—
Change in fair value of warrant liabilities (7)	2,839	—	4,897	—
Loss on debt extinguishment (8)	—	—	39,408	—
Amortization of debt costs (9)	38	1,016	2,087	3,964
Tax impact at effective non-GAAP tax rate (10)	7,860	—	2,273	—
Adjusted net income (loss)	$38,368	$20,622	$160,536	$34,562

Less: Adjusted income tax benefit (expense) (10)	$8,372		NM
Add: If-converted tax impact (11)	(15,502)		NM
Adjusted if-converted net income (loss)	$31,238		NM

Weighted-average adjusted diluted shares of Class A common stock outstanding	94,293,814

Adjusted net income (loss) per Class A share—diluted, if—converted (12)	$0.33		NM
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)Public company transaction related incentives includes discretionary bonus payments as well as equity-based compensation for transaction-related restricted stock units (“RSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)Previously deferred offering costs that were expensed due to termination of a public company transaction process in May of 2020.

(5)Transaction costs that were expensed associated with the Business Combination as well as equity-based vesting for transaction-related RSUs issued to non-employees.

(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.

(7)Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.

(8)Loss on debt extinguishment resulted from the payoff of the 7.0% Subordinated Unsecured Convertible Notes due 2026 in conjunction with the Business Combination.

(9)Amortization of debt costs is composed of the amortization of debt discounts and issuance costs, which is included in interest expense.

(10)The non-GAAP tax rate represents the Company’s calculated tax expense on adjusted non-GAAP income because it excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.

(11)The if-converted tax rate of 33.2% for the three months ended December 31, 2021, reflects the tax rate applicable to the Company for all 2021 periods after the Business Combination. No tax adjustment was made for the twelve month period as it is considered not meaningful because it includes a period before the Business Combination. The if-converted tax rate for the three months ended December 31, 2021 includes an adjustment to the non-GAAP tax rate for the assumed exchange of all partnership units for PWP Class A common stock and the impact of federal and state taxes, an additional incremental tax for its foreign operations, as well as the impact of non-deductible compensation.

(12)Adjusted net income (loss) per Class A share—diluted, if-converted for the twelve-month period ended December 31, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Year Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$41,891	$(4,831)	(1)	$37,060
Technology and infrastructure	28,355	—		28,355
Rent and occupancy	26,406	—		26,406
Travel and related expenses	6,261	—		6,261
General, administrative and other expenses	16,982	—		16,982
Depreciation and amortization	14,489	(6,580)	(2)	7,909
Non-compensation expense	$134,384	$(11,411)		$122,973

	Year Ended December 31, 2020
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$42,880	$(14,831)	(3)	$28,049
Technology and infrastructure	27,281	—		27,281
Rent and occupancy	27,958	—		27,958
Travel and related expenses	5,725	—		5,725
General, administrative and other expenses	15,060	—		15,060
Depreciation and amortization	15,531	(6,580)	(2)	8,951
Non-compensation expense	$134,435	$(21,411)		$113,024

	Three Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$12,937	$(279)	(1)	$12,658
Technology and infrastructure	6,890	—		6,890
Rent and occupancy	6,338	—		6,338
Travel and related expenses	2,756	—		2,756
General, administrative and other expenses	4,977	—		4,977
Depreciation and amortization	3,408	(1,645)	(2)	1,763
Non-compensation expense	$37,306	$(1,924)		$35,382

	Three Months Ended December 31, 2020
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$8,401	$—		$8,401
Technology and infrastructure	7,074	—		7,074
Rent and occupancy	7,156	—		7,156
Travel and related expenses	744	—		744
General, administrative and other expenses	2,603	—		2,603
Depreciation and amortization	3,886	(1,645)	(2)	2,241
Non-compensation expense	$29,864	$(1,645)		$28,219

(1) Reflects an adjustment to exclude transaction costs associated with the Business Combination.

(2) Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

(3) Reflects an adjustment to exclude previously deferred offering costs that were expensed due to termination of the public company transaction process in May of 2020.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.